EXHIBIT 11
                                                                      ----------
                         CHATTEM, INC. AND SUBSIDIARIES
                         ------------------------------

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
              -----------------------------------------------------
                    (In thousands, except per share amounts)

                                                 FOR THE THREE MONTHS ENDED
                                                        FEBRUARY 28,
                                                  ------------------------
                                                    2003            2002
                                                  --------        --------
NET INCOME (LOSS):
   Income before change in accounting
     principle ...........................        $  4,589        $  2,372
   Change in accounting principle ........            --            (8,877)
                                                  --------        --------
     Net income (loss) ...................        $  4,589        $ (6,505)
                                                  ========        ========

NUMBER OF COMMON SHARES:
   Weighted average outstanding ..........          19,165          17,928
   Issued upon assumed exercise of .......
     outstanding stock options ...........             688             645
   Effect of issuance of restricted common
    shares ...............................              96              64
                                                  --------        --------
   Weighted average and potential
     dilutive outstanding ................          19,949          18,637
                                                  ========        ========

NET INCOME (LOSS) PER COMMON
 SHARE:
    Basic:
      Income before change in accounting
          principle ......................        $    .24        $    .13
      Change in accounting principle .....            --              (.49)
                                                  --------        --------
          Total basic ....................        $    .24        $   (.36)
                                                  ========        ========

    Diluted:
      Income before change in accounting
          principle ......................        $    .23        $    .13
      Change in accounting principle .....            --              (.48)
                                                  --------        --------
          Total diluted ..................        $    .23        $   (.35)
                                                  ========        ========